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                                                                  EXHIBIT 10.31


                               FIRST AMENDMENT TO
                             OPERATING AGREEMENT OF
                       HEART HOSPITAL OF SOUTH DAKOTA, LLC


         THIS FIRST AMENDMENT (the "Amendment") to the Operating Agreement (the "Operating Agreement") of HEART HOSPITAL OF SOUTH DAKOTA, LLC, a North Carolina limited liability company (the "Company") is made and entered into effective as of July 31, 1999 by and among the undersigned Members of the Company. All terms not defined herein shall have the meaning provided therefore in the Operating Agreement.

                                    RECITALS:

         1. The Operating Agreement has previously been executed by and among the Members of the Company;

         2. The Members desire to amend the Operating Agreement in accordance with the terms of this Amendment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The following provision is hereby added to the Operating Agreement as Section 5.10(b)(viii):

                  No Member or Affiliate of a Member who is a physician shall be prohibited from personally providing professional medical services to patients through his or her medical practice and from billing and receiving professional fees payable as a result of his or her professional medical services provided directly to patients, it being acknowledged that this is not intended to permit any investment, ownership or other beneficial interest in the equipment, facilities or technical components of any CV Services or Facilities.

         2. Except as provided above, the Operating Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.